UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2023

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (978) 630-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POCI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Daniel S. Habhegger has served as Chief Financial Officer (CFO) of Precision Optics Corporation, Inc. (the “Company”) since December 2, 2019. Mr. Habhegger has informed the Company of his acceptance of employment with another company. Mr. Habhegger will remain an employee of the Company, serving in a reduced capacity as Senior Vice President, Finance (including as principal financial officer and principal accounting officer) until the Company files its Form 10-Q report for its fiscal quarter ended December 31, 2022. During this interim period of employment, Mr. Habhegger will be compensated at the rate of $96.15 per hour and will continue to be eligible for benefits, including insurance coverage through the Company’s insurance plans. Subject to fulfilling his stated responsibilities as Senior Vice President, Finance through at least February 14, 2023, the Company has agreed to extend the post-termination period for exercise of Mr. Habhegger’s vested Company stock options until January 15, 2025.

Commencing January 7, 2023, the Company has hired E. Kevin Dahill, age 75, as its Interim CFO. Mr. Dahill will be compensated at $2,500 per week, will be entitled to participate in employee benefit plans offered by the Company, and has been granted a stock option under the 2021 Equity Incentive Plan to purchase up to 4,000 shares of Common Stock at a price equal to the closing share price on January 5, 2023, with immediate vesting.

Mr. Dahill has senior executive and director experience across multiple industries, primarily with technology-based businesses. He formerly served as Chief Operating Officer of Spotted Dog Technology (2018-2019) and President of Startrak, LLC (2010-2011). He served as Interim Chief Financial Officer and Chief Financial Officer, respectively, at Affinity Solutions, Inc. (2008-2010) and Avero, LLC (2003-2006). Between June 2002 and September 2021, Mr. Dahill was retained as a contract Agent by the U.S. Small Business Administration as Receiver, acting as replacement General Partner for numerous Small Business Investment Companies (SBICs). In the course of his career Mr. Dahill has executed initial public offerings (IPOs) for three different technology-based businesses in the role of CFO (Mobius Management Systems, Inc. in 1998; EIS International, Inc. in 1993; and Iomega Corporation in 1983). He presently serves on the Board of Directors of Physician Software Systems, Inc. (2011 to present), and in recent years served as a Director of Tripleseat, Inc. (2008-2020); Rustic Crust, LLC (2017-2018); Baja Fresh Enterprises (2010-2016); and NEPS, Inc. (2014-2016). Mr. Dahill received a B.S. in Mechanical Engineering from Notre Dame University, an M.S. in Mechanical Engineering from Georgia Institute of Technology, and an M.S. in Management from the Sloan School of Management (MIT).

From July 2013 to November 2014, Mr. Dahill served as a finance and operations consultant to the Company.

The Company has initiated a search for a permanent CFO.

(e) The terms of Mr. Habhegger’s part-time employment arrangement are the subject of an offer letter dated January 5, 2023; and the terms of Mr. Dahill’s part-time employment arrangement are the subject of an offer letter dated January 5, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Employment offer letter dated January 5, 2023 between Precision Optics Corporation, Inc. and Daniel S. Habhegger.
10.2	Employment offer letter dated January 5, 2023 between Precision Optics Corporation, Inc. and E. Kevin Dahill.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Date: January 5, 2023	By:	/s/ Joseph N. Forkey
Name: Joseph N. Forkey Title: President

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